UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2009

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On October 29, 2009, due to the previously reported delays in the start up of the chemical facility located at Pryor, Oklahoma (the “Pryor Facility”), Pryor Chemical Company (“Pryor Chemical”), a wholly-owned subsidiary of LSB Industries, Inc., entered into an amendment (the “Amendment”) to its Urea Ammonium Nitrate Purchase and Sale Agreement (the “Agreement”) with KOCH Nitrogen Company, LLC (“KOCH”).  The Agreement provides for KOCH’s purchase of substantially all of the urea ammonium nitrate (“UAN”) production at the Pryor Facility.

The Amendment provides for (a) an adjustment to the product pricing for the first 300,000 tons of UAN made available to KOCH from the Pryor Facility, (b) the waiver of KOCH’s and Pryor Chemical’s early termination right if commercial quantities of UAN are not produced by November 30, 2009, and (c) KOCH’s waiver of any minimum marketing fees for the period prior to the Pryor Facility becoming fully operational.

The Amendment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits.

Exhibit                  Description

99.1
Amendment No. 1 to Urea Ammonium Nitrate Purchase and Sale Agreement, dated October 29, 2009, between Pryor Chemical Company and KOCH Nitrogen Company, LLC. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR THE PURPOSES OF SUCH REQUEST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2009

LSB INDUSTRIES, INC.

By: Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance
and Chief Financial Officer